UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 5, 2014

Greer Bancshares Incorporated

(Exact name of registrant as specified in its charter)

Commission File Number:  000-33021

South Carolina	57-1126200
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1111 W. Poinsett Street

Greer, South Carolina 29650

(Address of principal executive offices, including zip code)

(864) 877-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

The information set forth under Item 5.02 below is incorporated in its entirety herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2014, Greer Bancshares Incorporated (the “Company”), the parent company of Greer State Bank (the “Bank”), entered into an employment agreement (the “Employment Agreement”) with George W. Burdette, the Company’s and the Bank’s President and Chief Executive Officer, to continue to serve as the President and Chief Executive Officer of the Company and Bank. Under the Employment Agreement, which commenced on September 5, 2014, Mr. Burdette will receive a base salary of $225,000 per year, which may be increased from time to time with the approval of the board of directors. In addition, Mr. Burdette may receive an annual bonus as determined by the board of directors, and he is entitled to participate in the Bank’s insurance, health, retirement, and other benefit plans.

In general, during his employment and for a period of one year thereafter, Mr. Burdette is prohibited from (a) competing with the Bank within its territory; (b) soliciting the Bank’s customers for a competing business; or (c) soliciting the Bank’s employees for a competing business. The Employment Agreement has a term of one year from September 5, 2014, but is automatically extended unless either Mr. Burdette or the Company provides written notice of non-renewal no less than ninety days prior to the end of the applicable term.

As more specifically described and set forth in the Employment Agreement, the Employment Agreement contains certain rights of Mr. Burdette and the Company to terminate Mr. Burdette’s employment, including a termination by the Company for “Cause” as defined in the Employment Agreement, and specifies certain compensation following termination of employment, including potential severance payments to Mr. Burdette of (a) six months of Mr. Burdette’s current base salary if his employment is terminated by the Company during the first year of the Employment Agreement, or (b) three months of Mr. Burdette’s average monthly compensation if his employment is terminated by the Company during any subsequent year of the Employment Agreement, in each case for reasons other than death, “Total Disability” (as defined in the Employment Agreement) or “Cause” (as defined in the Employment Agreement).

The Employment Agreement includes a “clawback” provision in which Mr. Burdette agrees that the Company can recoup any compensation or benefits provided to him that are required by applicable law to be subject to recovery or recoupment.

The foregoing summary of the terms and conditions of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is filed as part of this report:

Exhibit

Number

Description

10.1

Employment Agreement between Greer Bancshares Incorporated and George W. Burdette dated September 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greer Bancshares Incorporated

Date: September 19, 2014	By:	/s/ J. Richard Medlock, Jr.
J. Richard Medlock, Jr.
Chief Financial Officer

  EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Employment Agreement between Greer Bancshares Incorporated and George W. Burdette dated September 5, 2014.